EXHIBIT 23

                     [LETTERHEAD OF PARITZ & COMPANY, P.A.]



                         CONSENT OF INDEPENDENT AUDITORS




     We have issued our report dated March 22, 2001 accompanying the financial statements of Trimol Group, Inc. to be contained in the Annual Report on Form 10-KSB (the "10-KSB") for Trimol Group, Inc., a Delaware Corporation ("the Company") for its fiscal year ended December 31, 2000. We consent to the use of the aforementioned reports in the 10-KSB and to the use of our name as it appears therein.






                                                PARITZ & COMPANY, P.A.
                                                April 10, 2001